As filed with the Securities and Exchange Commission on September 2, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0029027
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
5800 Corporate Drive
Pittsburgh, PA 15237
(412) 837-5300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William W. Smith, Jr.
Chief Executive Officer
Smith Micro Software, Inc.
120 Vantis, Suite 350
Aliso Viejo, CA 92656
(949) 362-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brian Novosel, Esq.
Jennifer R. Minter, Esq.
Buchanan Ingersoll & Rooney PC
Union Trust Building
501 Grant Street, Suite 200
Pittsburgh, PA 15219
(412) 562-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2022
PRELIMINARY PROSPECTUS
9,377,035 Shares of Common Stock
This prospectus relates to the resale or other disposition from time to time of up to an aggregate of 9,377,035 shares of common stock of Smith Micro Software, Inc. by the selling stockholders identified herein, which are issuable to such selling stockholders pursuant to the terms of those senior secured convertible promissory notes issued August 11, 2022 (“Notes”) and those warrants issued to the selling stockholders in connection with the issuance of the Notes (“Warrants”).
The selling stockholders identified in this prospectus, or its pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices as set forth under “Plan of Distribution.”
We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will pay the expenses of registering these shares.
Our common stock is listed on the Nasdaq Capital Market under the symbol “SMSI.” On September 1, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.35.
INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE SHARES OFFERED BY THIS PROSPECTUS.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2022

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. You may only rely on the information contained in this prospectus or incorporated herein by reference. We have not authorized anyone to provide you with information that differs from what is contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.
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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. However, it may not contain all of the information that is important to you. You should carefully read the entire prospectus, particularly the risks of investing in our securities discussed under “Risk Factors” and including the documents incorporated by reference before deciding to invest in our common stock. The terms “Smith Micro,” “the Company,” “we,” “us,” or “our” in this prospectus refer to Smith Micro Software, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.
FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our subsidiaries that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “continue,” “estimate,” “project,” “intend,” or the negative of such terms or other similar expressions. For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry developments, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. Many of these risks and uncertainties are set forth in the “Risk Factors” section of this prospectus and in our other filings with the Securities and Exchange Commission (the “Commission”). Should any of these factors or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements. Such factors include, but are not limited to, the following:
•our customer concentration, given that the majority of our sales currently depend on a few large client relationships;
•our ability to establish and maintain strategic relationships with our customers and mobile device manufacturers, their ability to attract customers, and their willingness to promote our products;
•our ability to hire and retain key personnel;
•the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow;
•failure to realize the expected benefits of recent acquisitions;
•interruptions or delays in the services we provide from our data center hosting facilities that could harm our business;
•our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores on commercially reasonable terms or at all;

•our ability and/or customers’ ability to distribute our mobile software applications to their end users through third party mobile software application stores, which we do not control;
•the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner;
•our current client concentration within the vertical wireless carrier market, and the potential impact to our business resulting from changes within this vertical market, or failure to penetrate new markets;
•the impact of the COVID-19 pandemic on our business and financial results;
•rapid technological evolution and resulting changes in demand for our products from our key customers and their end users;
•intense competition in our industry and the core vertical markets in which we operate, and our ability to successfully compete;
•the risks inherent with international operations;
•the impact of evolving information security and data privacy laws on our business and industry;
•the impact of governmental regulations on our business and industry;
•our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others;
•the risk of being delisted from Nasdaq if we fail to meet any of its applicable listing requirements;
•our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all;
•risks related to the existence and terms of our outstanding convertible notes, including that they may restrict our ability to obtain additional financing, and adversely affect our business, financial condition and cash flows from operations in the future, and could require us to curtail or cease our operations;
•the risk that the conversion of our outstanding convertible notes and exercise of the warrants issued in connection therewith will dilute the ownership interest of our existing stockholders or may otherwise depress the price of our common stock;
•the risk that our obligations to the holders of our convertible notes are secured by a security interest in substantially all of our assets, and if we default on those obligations, the note holders could foreclose on our assets;
•our ability to be profitable;
•our ability to remain a going concern;
•changes in our operating results due to shifts in our sales mix and variability in our operating expenses;
•our ability to assimilate acquisitions without diverting management attention and impacting current operations;
•the availability of third-party intellectual property and licenses needed for our operations on commercially reasonable terms, or at all; and
•the difficulty of predicting our quarterly revenues and operating results and the chance of such revenues and results falling below analyst or investor expectations, which could cause the price of our common stock to fall.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.
OUR COMPANY
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to leading wireless and cable service providers around the world. From protecting and securing the family digital lifestyle to providing powerful voice messaging capabilities, we enrich today’s connected lifestyles while creating new opportunities to engage consumers through their smartphones and consumer Internet of Things (“IoT”) devices. We believe our portfolio includes the most robust white-label family safety platform on the market, and a wide range of products for creating, sharing, and monetizing rich content, such as visual voice messaging, and retail display management.
For 40 years, Smith Micro has provided software solutions for global businesses, evolving with the telecom industry, the internet and largely wireless environment. Today the Company develops wireless standards-based software that is extensible, interoperable, scalable, and proven to meet the most dynamic and demanding mobile environments.
We continue to innovate and evolve our business to respond to industry trends and maximize opportunities in emerging markets, such as digital lifestyle services and online safety, “Big Data” analytics, automotive telematics, and the consumer IOT marketplace. The key to our longevity, however, is not simply technological innovation, but our focus on listening to our customers, understanding their unique needs and the needs of their customers, and delivering value.
Business Segments
We currently have one reportable operating segment: Wireless.
The wireless industry continues to undergo rapid change on all fronts as connected devices, mobile applications, and digital content are consumed by users who want information, high-speed wireless connectivity, and entertainment, anytime, anywhere. While most of us think about being “connected” in terms of computers, tablets and smartphones, the consumer IoT market is creating a world where almost anything can be connected to the wireless internet. Wearable devices such as smartwatches, fitness trackers, pet trackers and GPS locators, as well as smart home devices, are now commonplace, enabling people, pets, and things to be connected to the “Internet of Everything.” These devices have created an entire ecosystem of over-the-top (“OTT”) apps, while expanding how communication service providers can provide value to mobile consumers.
Although there are numerous business opportunities associated with pervasive connectivity, there are also numerous challenges, including:
•The average age by which most children use smartphones and other connected devices continues to decrease. As such, parents and guardians must be proactive in managing and combating digital lifestyle issues such as excessive screen time, cyberbullying, and online safety;

•As IoT use cases continue to proliferate and scale, management complexity, security and interoperability must be addressed efficiently and correctly;
•Mobile network operators (“MNOs”) are being marginalized by messaging applications, and face growing competitive pressure from cable multiple system operators (“MSOs”) and others deploying Wi-Fi networks to attract mobile users;
•Enterprises face increasing pressure to mobilize workforces, operations, and customer engagement, but lack the expertise and technologies needed to leverage mobile technology securely and cost-effectively;
•The ubiquity and convenience of e-commerce has created the need for consumer-facing brands to reimagine brick-and-mortar retail experiences; and
•The change in dynamics of both work, school and home life has led to an increased use of mobile devices for work, education and entertainment which has given rise to a new set of challenges and issues.
Products
To address these challenges, Smith Micro offers multi-platform, modular solutions below.
SafePath® – Comprised of SafePath Family, SafePath IoT, and SafePath Home, the SafePath product suite provides comprehensive and easy-to-use tools to protect family digital lifestyles and manage connected devices both inside and outside the home. As a carrier-grade, white-label platform, SafePath empowers MNO and cable operators to bring to market full-featured, on-brand family safety solutions that provide in-demand services to mobile subscribers. These solutions include location tracking, parental controls, and driver safety functionality. Delivered to end-users as value-added services, SafePath-based solutions activate new revenue streams for MNO while helping to increase brand affinity and reduce subscriber churn.
CommSuite® – The CommSuite premium messaging platform helps mobile service providers deliver a next-generation voicemail experience to mobile subscribers, while monetizing a legacy cost-center. CommSuite Visual Voicemail (“VVM”) quickly and easily allows users to manage voice messages just like email or SMS with reply, forwarding and social sharing options. CommSuite also enables multi-language Voice-to-Text (“VTT”) transcription messaging, which facilitates convenient message consumption for users by reading versus listening. CommSuite is available to both postpaid premium subscribers as well as prepaid subscribers and is installed on millions of Android handsets in the United States.
ViewSpot® – Our retail display management platform provides wireless carriers and retailers with a way to bring powerful on-screen, interactive demos to life. These engaging demo experiences deliver consistent, secure, and targeted content that can be centrally managed and updated via ViewSpot Studio. With the feature set provided by ViewSpot, wireless carriers and other smartphone retailers can easily customize and optimize the content loops displayed on demo devices so that it resonates with in-store shoppers. Building on the touchless functionality added to ViewSpot in 2020, we enhanced the product on several fronts in 2021 and 2022. Interactive demos created in ViewSpot can now be experienced on iOS devices as well as Android smart devices, which greatly increases the total addressable market for the platform. In addition, our engineering team has continued to extend the functionality of the platform’s backend management dashboard, adding several in-demand features that enhance the utility and usability of ViewSpot as well as giving MNO greater control and autonomy over their content with Studio improvements.
Human Capital Resources
As of December 31, 2021, we had a total of 373 employees within the following departments: 281 in engineering and operations, 60 in sales and marketing, and 32 in management and administration. We are not subject to any collective bargaining agreement, and we believe that our relationships with our employees are good. We value the skills, strengths, and perspectives of our diverse team and will foster a participatory workplace that enables people to get involved in making decisions. The Company provides training and development opportunities to ensure that our employees are creative thinkers who are driven, focused, and interested in ever-changing technology.

Corporate Information
The Company was incorporated in California in November 1983 and reincorporated in Delaware in June 1995. Our principal executive offices are located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237 and our telephone number is (412) 837-5300. Our website address is www.smithmicro.com, and we make our filings with the U.S. Securities and Exchange Commission (the “SEC”) available on the Investor Relations page of our website. Our common stock is traded on the Nasdaq Capital Market under the symbol “SMSI.”
THE OFFERING

Common stock offered by selling stockholders	Up to an aggregate of 9,377,035 shares of common stock, which are issuable to such selling stockholders pursuant to the terms of the Notes and Warrants. In accordance with the terms of a registration rights agreement with the holders of the Notes and the Warrants, the 9,377,035 shares reflects the sum of (i) 150% of the maximum number of shares of common stock issued or issuable pursuant to the Notes, including payment of interest on the Notes through August 11, 2024, and (ii) the maximum number of shares of common stock issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Notes (including interest on the notes through August 11, 2024) and warrants were converted or exercised (as the case may be) in full (without regard to any limitations or conversion or exercise contained therein solely for the purpose of such calculation) at the initial conversion price or exercise price (as the case may be).

Common stock issued and outstanding	56,234,130 shares as of August 24, 2022

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

NASDAQ Capital Market symbol	SMSI

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Private Placement of Notes and Warrants
On August 11, 2022, we entered into a Securities Purchase Agreement ("SPA") with certain accredited investors (the "Investors"), and, pursuant to the SPA, sold to the Investors a new series of senior secured convertible notes (the "Notes") with an aggregate original principal amount of $15 million and an initial conversion price of $3.35 per share, subject to adjustment as described in the Notes, and warrants to acquire up to an aggregate amount of 2,238,806 additional shares of the Company’s common stock (the "Warrants" and together with the Notes, the "Notes Offering"). The Warrants are exercisable immediately at an exercise price of $3.35 per share and expire five years from the date of issuance. There is no established public trading market for the Warrants and we do not intend to list the Warrants on any national securities exchange or nationally recognized trading system. The Notes Offering was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives. The closing of the Note Offering occurred on August 11, 2022.

Additionally, in a concurrent registered direct offering, the Company entered into a Securities Purchase Agreement (the “Additional Purchase Agreement” and together with the SPA, the “Purchase Agreements”) with certain accredited investors to sell an aggregate of 1,132,075 shares (the “Shares”) of the Company’s common stock and warrants to purchase up to an aggregate of 1,132,075 shares of the Company’s common stock (the “Additional Warrants”) at a purchase price of $2.65 per share of Company common stock and associated Additional Warrant (the “Stock Offering” and, together with the Notes Offering, the “Offerings”)). Each Additional Warrant will be exercisable on the sixth month anniversary of the date of its issuance at an exercise price of $2.65 per share and will expire five (5) years from the date it first becomes exercisable. There is no established public trading market for the Additional Warrants and we do not intend to list the Additional Warrants on any national securities exchange or nationally recognized trading system. The issuance of the Shares, the Additional Warrants and the shares of our common stock issuable from time to time upon exercise of the Additional Warrants are being conducted as a registered direct offering pursuant to the Company’s currently effective Registration Statement on Form S-3 (File No. 333-264667), previously filed with and declared effective by the Securities and Exchange Commission, and prospectus supplements thereunder. The Stock Offering closed on August 12, 2022.
The aggregate gross proceeds from the Offerings was $18 million. The Company expects to use the net proceeds from the Offerings to fund operating expenses and for general working capital, fees and expenses.
Notes
The Notes will mature on December 31, 2023. Principal under the Notes is payable in equal monthly installments beginning on April 1, 2023 and ending on the Maturity Date. Amortization payments are payable, at the Company’s election, in cash or, subject to certain limitations, in shares of common stock valued at the lower of, (i) the conversion price then in effect and (ii) the greater of (A) a 10% discount to the average of the three lowest closing prices of our common stock during the twenty trading day period immediately prior to the date the amortization payment is due or (B) $0.62. Except as specifically permitted by the Convertible Notes, we will not be permitted to prepay any portion of the outstanding principal or accrued and unpaid interest. The Notes will accrue compounding interest at the rate of 6.0% per annum, which will be payable in cash or shares of our common stock at the Company's option, in arrears quarterly in accordance with the terms of the Notes. Upon the occurrence and during the continuance of an Event of Default (as defined in the Notes), the Notes will accrue interest at the rate of 15.0% per annum. Upon conversion, holders of the Notes are also entitled to receive an interest make-whole payment.
Each Note will be convertible, at the option of the applicable noteholder, into shares of our common stock at an initial fixed conversion price of $3.35 per share. The conversion price will be subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transactions. Notwithstanding the foregoing, our ability to settle conversions and make amortization and interest make-whole payments using shares of our common stock is subject to certain limitations set forth in the Notes, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock in accordance with Nasdaq listing standards. The Company has agreed to seek stockholder approval of these matters at a meeting to be held no later than June 7, 2023. Further, the Notes contain a beneficial ownership limitation as to each holder of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of, or as part of any amortization payment or interest make-whole payment under, the Notes or Warrants.
The Notes include certain customary Events of Default, including, among other things, the failure to file and maintain an effective shelf registration statement covering the sale of the noteholder's securities registrable pursuant to the Registration Rights Agreement and Company’s failure to pay any amounts due to holders of the Notes when due. In connection with an Event of Default, each noteholder will be able to require us to redeem in cash any or all of the noteholder's Note at a premium as set forth in the Note. We will be subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. The Notes are secured by a first priority security interest in substantially all of our assets and of the assets of our domestic subsidiaries, as evidenced by a Guaranty and Security agreement in favor of Iroquois Capital Management, LLC in its capacity as collateral agent.

In connection with the SPA, the Company and the Investors entered into a Registration Rights Agreement, pursuant to which the Company will be required to file a resale registration statement with the Commission to register for resale the shares issuable upon conversion of the Notes and exercise of the Warrants promptly following the Closing Date, but in no event later than 30 calendar days after the effective date of the registration rights agreement, and to have such registration statement declared effective by the Effectiveness Date (as defined in the registration rights agreement). The Company will be obligated to pay certain liquidated damages to the investors if the Company fails to file the registration statement when required, fails to file or cause the registration statement to be declared effective by the Commission when required, or fails to maintain the effectiveness of the registration statement pursuant to the terms of the registration rights agreement.

RISK FACTORS
Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described in our most recent Annual Report on Form 10-K, as amended, and any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.
USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of common stock by the selling stockholders.
DIVIDEND POLICY
We currently intend to retain any future earnings and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions and such other factors as our board of directors may deem appropriate.

DESCRIPTION OF SECURITIES
The following description of our common stock, together with the additional information incorporate by reference herein, summarizes the material terms and provisions of the common stock that may be offered under this prospectus. For the complete terms of our common stock, please refer to our amended and restated certificate of incorporation, as amended “the (“Certificate of Incorporation”), and amended and restated bylaws, as amended (the “Bylaws”), which are incorporated by reference into the registration statement which includes this prospectus. The terms of our common stock may also be affected by Delaware law.
Authorized Capital Stock
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), the rights and preferences of which may be established from time to time by our board of directors. As of August 24, 2022, we had 56,234,130 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.
Common Stock
Voting. For all matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name on our books. Our Common Stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding Common Stock can elect all of the directors who are up for election in a particular year.
Dividends. If our board of directors declares a dividend, holders of Common Stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.
Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our Common Stock will be entitled to the right to receive ratably, all of the assets and funds that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.
Other Rights and Restrictions. Holders of our Common Stock do not have preemptive or subscription rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our Certificate of Incorporation and our Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock.
Listing. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SMSI.”
Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is Computershare Inc.
Delaware Law Affecting Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

SELLING STOCKHOLDERS
The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Notes and exercise of the Warrants. For additional information regarding the issuance of the Notes and the Warrants, see “Private Placement of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the notes and the warrants issued pursuant to the securities purchase agreement and the concurrent registered director offering of common stock and warrants described above, the selling stockholders have not had any material relationship with us within the past three years.
The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, notes and warrants, as of August 24, 2022, assuming conversion of the notes and exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.
The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the notes set forth therein or (ii) exercise of the warrants set forth therein.
In accordance with the terms of a registration rights agreement with the holders of the Notes and the Warrants, this prospectus generally covers the resale of the sum of (i) 150% of the maximum number of shares of common stock issued or issuable pursuant to the Notes, including payment of interest on the Notes through August 11, 2024, and (ii) the maximum number of shares of common stock issued or issuable upon exercise of the warrants, in each case, determined as if the outstanding notes (including interest on the notes through August 11, 2024) and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the initial conversion price or exercise price (as the case may be). Because the conversion price of the notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
Under the terms of the notes and the warrants, a selling stockholder may not convert the notes or exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our shares of common stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold(2)	Common Stock Beneficially Owned After Offering(3)	Beneficial Ownership Following Offering(3)
Iroquois Capital Investment Group LLC(4)	2,811,706(5)	5,647,059	2,295,327	4.08%
Iroquois Master Fund Ltd(6)	2,811,706(7)	2,604,733	1,464,978	2.61
John P. Gutfreund(8)	517,966	343,824	271,698	*
Newton Road 130 Holdings LLC(9)	574,701	781,419	15,000	*
__________________
*Less than 1%
(1)This table and the information in the notes below are based upon information supplied by the selling stockholder and upon 56,234,130 shares of common stock issued and outstanding as of August 24, 2022 (prior to any deemed issuance of any shares of common stock issuable upon conversion of the Notes and exercise of the warrants issued in connection with the Notes). Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The amounts set forth in this column reflect the application of the 4.99% beneficial ownership limitation contained in the convertible note documents, reflects the issuance of common stock in the concurrent offering, includes the exercise of the warrants in the concurrent offering and otherwise assumes the immediate conversion of the Notes and exercise of the warrants based on the initial conversion price and exercise price, respectively.
(2)In accordance with the terms of a registration rights agreement with the holders of the Notes and the Warrants, this column reflects the sum of (i) 150% of the maximum number of shares of common stock issued or issuable pursuant to the Notes, including payment of interest on the Notes through August 11, 2024, and (ii) the maximum number of shares of common stock issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Notes (including interest on the notes through August 11, 2024) and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the initial conversion price or exercise price (as the case may be). The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the common stock.
(3)Assumes the maximum number of shares to be sold in this offering are sold and assumes the Additional Warrants are exercised in full, but does not reflect the application of the 4.99% ownership limitation to which such investors are subject.
(4)Richard Abbe is the Managing Member of Iroquois Capital Investment Group LLC and has voting and dispositive power over the shares held by Iroquois Capital Investment Group LLC. Excludes shares owned by Iroquois Master Fund Ltd. reflected elsewhere in this table, of which Mr. Abbe is the Managing Member and over which shares Mr. Abbe also has voting and dispositive power.
(5)Amount reflects the application of the Beneficial Ownership Limitation that limits the number of shares that may be exercised with respect to the Notes, Warrants, Additional Warrants, and other previously issued warrants held by the selling stockholder so as to cause beneficial ownership to not exceed 4.99%. The number of shares of common stock beneficially owned (without taking into the Beneficial Ownership Limitation) prior to offering, assuming full exercise of the Notes, the Warrants, the Additional Warrants and warrants previously issued to selling stockholder is 6,340,104 shares.
(6)Richard Abbe is the Managing Member of Iroquois Master Fund Ltd. and has voting and dispositive power over the shares held by Iroquois Master Fund Ltd. Amount excludes shares owned by Iroquois Capital Investment Group LLC reflected elsewhere in this table, of which Mr. Abbe is the Managing Member and over which shares Mr. Abbe also has voting and dispositive power.
(7)Amount reflects the application of the Beneficial Ownership Limitation that limits the number of shares that may be exercised with respect to the Notes, Warrants, Additional Warrants, and other previously issued warrants held by the selling stockholder so as to cause beneficial ownership to not exceed 4.99%. The number of shares of common stock beneficially owned (without taking into the Beneficial Ownership Limitation) prior to offering, assuming full exercise of the Notes, the Warrants, the Additional Warrants and warrants previously issued to selling stockholder is 3,330,650 shares.
(8)Excludes shares owned by Newton Road 130 Holdings LLC reflected elsewhere in this table, of which John P. Gutfreund is the Managing Member and over which shares Mr. Gutfreund also has voting and dispositive power.
(9)John P. Gutfreund is the Managing Member of Newton Road 130 Holdings LLC and has voting and dispositive power over the shares held by Newton Road 130 Holdings LLC. Amount excludes shares owned by Mr. Gutfreund, individually, reflected elsewhere in this table.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales made after the date the Registration Statement is declared effective by the SEC;
•broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $20,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the shares of our common stock offered hereby has been passed upon for us by Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania.
EXPERTS
The consolidated financial statements of Smith Micro Software, Inc. and its Subsidiaries as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 incorporated in this Prospectus by reference from the Smith Micro Software, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US
We have filed a registration statement on Form S-3 with the SEC for the shares of common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Smith Micro Software, Inc., 5800 Corporate Drive, Pittsburgh PA 15237. Our telephone number is (412) 837-5300.
We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.smithmicro.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
The following documents filed by us with the SEC are incorporated by reference in this prospectus:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 11, 2022;
•Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2022, filed on May 5, 2022 and August 12, 2022, respectively;
•Current Reports on Form 8-K (or Form 8-K/A) filed on April 5, 2022, April 12, 2022, May 19, 2022, June 10, 2022 and August 11, 2022;
•Definitive Proxy Statement on Schedule 14A filed on April 27, 2022; and
•The description of our common stock contained in our Form 8-A (File No. 000-26536) filed on July 31, 1995, including any amendment on reports filed for the purpose of updating such description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.
We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

9,377,035 Shares of Common Stock

PROSPECTUS

           , 2022
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses, all of which will be borne by Smith Micro Software, Inc. (“Smith Micro” or the “Registrant”) in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$2,026
Accounting fees and expenses	5,000
Legal fees and expenses	10,000
Miscellaneous	2,000
Total	$19,026
Item 15. Indemnification of Officers and Directors.
Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the directors and officers are not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence.
In addition, the Registrant’s Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers if such persons acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and (iii) with respect to any criminal action or proceeding, with reasonable cause to believe such conduct was lawful. The Certificate of Incorporation also provides that, pursuant to Delaware law, no director shall be liable for monetary damages for breach of the director’s fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, knowing violations of law, and actions leading to improper personal benefit to the director. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by law through the Bylaws, or any agreement, vote of stockholders or disinterested directors, or otherwise.
The Registrant maintains directors’ and officers’ liability insurance. In addition, the Registrant has entered into agreements to indemnify its directors in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant’s directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by that person as a director or officer of the Registrant, or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 33-95096) (P)

3.1.1
Certificate of Amendment to Amended and Restated Certificate of Incorporation dated July 11, 2000 (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2000, filed on August 14, 2000)

3.1.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation dated August 17, 2005 (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2005, filed on March 31, 2006)

3.1.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation dated June 21, 2012 (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2012)

3.1.4
Certificate of Elimination of Series A Junior Participating Preferred Stock dated October 16, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 16, 2015)

3.1.5
Certificate of Designation of Series A Participating Preferred Stock dated October 16, 2015 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 16, 2015)

3.1.6
Certificate of Amendment to Amended and Restated Certificate of Incorporation dated August 15, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 17, 2016)

3.1.7
Certificate of Designation of Preferences, Rights and Limitations of Series B 10% Convertible Preferred Stock, dated September 29, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2017)

3.2	Bylaws (as amended, effective as of April 11, 2022)(incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the period ended June 30, 2022, filed on August 12, 2022)

4.1	Specimen certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement No. 33-95096) (P)

4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 11, 2022)

5.1	Opinion of Buchanan Ingersoll & Rooney PC

23.1	Consent of SingerLewak LLP

23.2	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fees
__________________
(P)Paper filing exhibit

Item 17. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, That:
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 2nd day of September, 2022.

SMITH MICRO SOFTWARE, INC.

By:	/s/ James M. Kempton
Name:	James M. Kempton
Title:	Vice President and Chief Financial Officer (principal financial and accounting officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William W. Smith, Jr. and James M. Kempton, and each of them acting individually, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ William W. Smith, Jr.	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	September 2, 2022
William W. Smith, Jr.

/s/ James M. Kempton	Chief Financial Officer (principal financial and accounting officer)	September 2, 2022
James M. Kempton

/s/ Thomas G. Campbell	Director	September 2, 2022
Thomas G. Campbell

/s/ Gregory J. Szabo	Director	September 2, 2022
Gregory J. Szabo

/s/ Samuel Gulko	Director	September 2, 2022
Samuel Gulko

/s/ Andrew Arno	Director	September 2, 2022
Andrew Arno

/s/ Steven L. Elfman	Director	September 2, 2022
Steven L. Elfman

/s/ Asha Keddy	Director	September 2, 2022
Asha Keddy

/s/ Chetan Sharma	Director	September 2, 2022
Chetan Sharma
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